EXHIBIT 10. Agreement, dated June 14, 2006

AGREEMENT

This AGREEMENT is made and entered into this 14th day of June, 2006, between and among AGA RESOURCES, INC., a Nevada corporation (“AGA”), TRIUMPH RESEARCH LIMITED , a corporation organized and existing under the laws of the British Virgin Islands (“Triumph”), BEIJING TANGDE INTERNATIONAL FILM AND CULTURE CO., LTD., a company organized and existing under the laws of the Peoples’ Republic of China (“Tangde”), and all of the holders of the common shares of Triumph (the “Triumph Stockholders”).

Section 1

DEFINITIONS

1.01	"This Agreement" means this executed Agreement.

Section 2

PARTIES TO THE AGREEMENT

2.01	AGA RESOURCES, INC. (hereafter "Party A" or “AGA”), a company incorporated under the laws of the State of Nevada trading on the NASD OTCBB under symbol "AGAO".

Address: Suite 658, 142-757 West Hastings Street,

Vancouver, British Columbia, Canada

Legal Representative: Zhang, JianPing

Position: President

2.02	TRIUMPH RESEARCH LIMITED (hereafter "Party B" or “Triumph”), a company incorporated and legally existing under the laws of British Virgin Islands.

        Address: Room B, 19th Floor, Tung Hip Commercial Building,
     244-252 Des Voeux Road, Central, Hong Kong.

Legal Representative: Lu, JianDe

Position: President

2.01	BEIJING TANGDE INTERNATIONAL FILM AND CULTURE CO. LTD. (hereafter "Party C" OR “Tangde”), a company organized and existing under the laws of the Peoples’ Republic of China.

Address: No.60, An Li Road, Chaoyang District,
Beijing, the People's Republic of China

Legal Representative: Wu, HongLiang

Position: General Manager

2.04
THE STOCKHOLDERS OF TRIUMPH RESEARCH LIMITED (hereinafter “Parties D” OR the “Triumph Stockholders”), whose name appear on the signature pages hereof and who sign this Agreement intending to be legally bound.

Section 3

THE CLOSING AGREEMENTS

A. AGA has 20,100,000 issued and outstanding shares of common stock, $0.00001 par value (the “Common Stock”), as of the date hereof. At the Closing (subject to the satisfaction of AGA’s conditions precedent to its obligations to close), AGA shall issue 3,209,000 new investment shares of common stock of AGA to the Triumph Stockholders on a pro rata basis. At the closing of the transactions, AGA shall instruct its transfer agent to issue to the Triumph Stockholders, on a pro rata basis, restricted certificates for 3,209,000 in the aggregate of shares of AGA common stock in a transaction that is intended to be exempt from registration under Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

B. At the Closing (subject to the satisfaction of Triumph’s conditions precedent to its obligation to close), the Triumph Stockholders shall tender an irrevocable stock power and certificates for all of the issued and outstanding common shares of Triumph, against delivery of a copy of the written instructions for the issuance of the new investment shares of AGA common stock to the Triumph Stockholders, and Triumph will become a wholly-owned subsidiary of AGA.

C. In the event that Triumph has not satisfied its obligation to fund the registered capital of the Joint Venture in the amount of US$600,000 as of the closing, AGA may elect to close and consummate the transactions contemplated hereby, and withhold issuance of the new investment shares of AGA to the Triumph Stockholders until such time as such funding has occurred. At such time, AGA shall then instruct its transfer agent to issue the certificates to the Triumph Stockholders. In the event that the funding does not occur within a reasonable period of time, AGA may, in its sole discretion, exercise its option to rescind this Agreement and the transactions contemplated herein.

D. The parties hereto intend to participate in a joint venture relating to the production of film and other media ventures in the Peoples’ Republic of China. The Joint Venture agreement has been executed between Triumph and Tangde, a copy of which is attached as Exhibit A hereto. After the closing, AGA intends to participate in the joint venture through its wholly owned subsidiary, Triumph, and also to continue its exploration of mineral properties in British Columbia, Canada. For this joint venture opportunity, AGA is willing to issue 3,209,000 new investment shares of its common stock.

Section 4

OPERATING STRUCTURE

4.01	After consummation of the transactions contemplated by this Agreement, Tangde will nominate one director to the board of AGA.

4.02	AGA shall coordinate the work of establishing the Joint Venture together with Tangde. Both parties shall work in good faith and within the terms of the Joint venture agreement.

4.03
AGA shall continue its mineral exploration activities in British Columbia for so long as its Board of Directors deems the same to be in the best interests of AGA, in accordance with its previously announced business plan.

Section 5

AGA’S WARRANTIES

As an inducement to, and to obtain the reliance of Triumph and the Triumph Stockholders, AGA represents, promises and warrants as follows:

5.01 Organization.
AGA is, and will be at Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of AGA’s Articles of Incorporation or Bylaws, or other agreement to which it is a party or by which it is bound.

5.02 Approval of Agreement.
AGA has full power, authority, and legal right and has taken, or will take, all action required by law, its Articles of Incorporation, Bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of AGA has authorized and approved the execution, delivery, and performance of this Agreement. AGA shareholders will not have dissenters rights with respect to any of the transactions contemplated herein.

5.03 Capitalization.
The authorized capitalization of AGA consists of 1,000,000,000 shares of common stock, $0.00001 par value, of which 20,100,000 shares are issued and outstanding prior to issuance of shares as set forth in this Agreement. There are 100,000,000 authorized shares of preferred stock, $.00001 par value, of which no shares of preferred stock are issued and outstanding. There are, and at the Closing, there will be no outstanding subscriptions, options, warrants, convertible securities, calls, rights, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock. All of the outstanding shares of AGA are duly authorized, validly issued, fully paid and non-assessable and not issued in violation of the preemptive or other right of any person. There are no dividends due, to be paid or in arrears with respect to any of the capital stock of AGA.

5.04 Financial Statements.
(i) AGA has previously delivered to Triumph and the Triumph Stockholders an audited balance sheet of AGA as of September 30, 2005, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended September 30, 2005, including the notes thereto (collectively the “financial statements”) and the accompanying auditor’s report.

(ii) The financial statements of AGA delivered pursuant to Section 5.04(i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The AGA financial statements present fairly, in all material respects, as of the closing date, the financial position of AGA. AGA will not have, as of the Closing Date, any liabilities, obligations or claims against it (absolute or contingent) in excess of $50,000, except as disclosed in the financial statements and all assets reflected therein present fairly the assets of AGA in accordance with generally accepted accounting principles.

(iii) AGA has filed or will file as the Closing Date its tax returns required to be filed for its two most recent fiscal years and will pay all taxes due thereon. All such returns and reports are accurate and correct in all material respects. AGA has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the closing date and all such dates and years and periods prior thereto and for which AGA may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of AGA, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. AGA has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on AGA, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of AGA.

5.05 Information.
The information concerning AGA set forth in this Agreement is complete and accurate in all respects and does not contain any untrue statement of a fact or omit to state a fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

5.06 Absence of Certain Changes or Events.
Except as set forth in this Agreement or the schedules hereto, since the date of the most recent AGA balance sheet described in Section 5.04 and included in the information referred to in Section 5.06:

(a) There has not been: (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of AGA; or (ii) any damage, destruction, or loss to AGA (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or conditions of AGA;

(b) AGA has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of AGA; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c) AGA has not: (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent AGA balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of AGA ; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) AGA has not become subject to any law, order, investigation, inquiry, grievance or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of AGA.

5.07 Litigation and Proceedings.
There are no material actions, suits, claims, or administrative or other proceedings pending, asserted or unasserted, threatened by or against AGA or adversely affecting AGA or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. AGA is not in default of any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

5.08 Compliance with Laws.
AGA and its officers and directors have complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, including federal and state securities laws. AGA and its officers, directors and beneficial owners are not under investigation by any federal, state, county or local authorities, including the Commission. AGA and its officers, directors and beneficial owners have not received notification from any federal, state, county, or local authorities, including the Commission, that it or any of its officers or directors will be the subject of a legal action or that the Commission’s Division of Enforcement will be recommending to the Commission that a Federal District Court or Commission administrative action or any other action be filed or taken against AGA and its officers, directors and beneficial owners.

5.09 Securities and Exchange Commission Compliance of AGA. AGA has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and has complied in all respects with Rule 14(a) and 14(c) of the Exchange Act, and with Sections 13 and 15(d) of the Exchange Act, and AGA, its management and beneficial owners have complied in all respects with Sections 13(d) and 16(a) of the Exchange Act.

5.10 Material Contract Defaults.
AGA is not in default under the terms of any outstanding contract, agreement, lease, or other commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any respect under any such contract, agreement, lease, or other commitment.

5.11 No Conflict with Other Instruments.
The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which AGA is a party or to which any of its properties or operations are subject.

5.12 Subsidiary.
AGA does not and has never owned, beneficially or of record, any equity securities in any other entity.

5.13 Quotation on the OTC Bulletin Board. AGA’s Common Stock is quoted on the OTC Bulletin Board under the symbol “AGAO” and AGA will retain such quotation on the OTC Bulletin Board until the Closing of the transactions contemplated herein.

5.14 Delivery of Shareholder List. Upon execution of this agreement, AGA shall deliver a certified shareholder list from its transfer agent setting forth the name of each AGA shareholder, the number of shares held by each, dated as of a date within five days of closing and whether such shares held are restricted securities. In connection therewith, AGA represents that none of its shareholders are nominees for any other person.

5.15 Liabilities, Indebtedness, etc.
As of the date of this Agreement, AGA shall not have any liabilities or indebtedness as such terms are defined by Generally Accepted Accounting Principles except for those set forth on the audited balance sheet contained in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005.

Section 6

TRIUMPH’S WARRANTIES

As an inducement to, and to obtain the reliance of AGA, Triumph and the Triumph Stockholders, jointly and severally, represent and warrant as follows:

6.01 Organization.
Triumph is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands, and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Triumph. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Triumph’s Articles of Association, Memorandum of Organization, or similar documents (being referred to herein as the “Articles of Incorporation and By-Laws”), or other material agreement to which it is a party or by which it is bound.

6.02 Approval of Agreement.
Triumph has full power, authority, and legal right and has taken, or will take, all action required by law, its Articles of Incorporation, Bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Triumph has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, subject to the approval of the Triumph Stockholders and compliance with state and federal corporate and securities laws.

6.03 Capitalization.
The issued and outstanding shares of common stock of Triumph consist of four (4) shares, US$1.00 par value, held by the shareholders listed on the signature page hereof. All issued and outstanding shares of Triumph are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Triumph.

6.04 Financial Statements.
(a) Triumph has previously delivered an unaudited balance sheet of Triumph as of December 31, 2005 and related statements of operations, cash flows, and stockholders' equity for the period ended December 31, 2005 including the notes thereto.

(b) The unaudited financial statements delivered pursuant to Section 6.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Triumph present fairly, as of their respective dates, the financial position of Triumph. Triumph did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Triumph, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Triumph as of their respective dates and for the respective periods covered thereby.

6.05 Outstanding Warrants and Options.
Triumph has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued Triumph common stock, except as previously disclosed in writing to AGA.

6.06 Information.
The information concerning Triumph set forth in this Agreement and in the schedules delivered by Triumph pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

6.07 Absence of Certain Changes or Events.
Except as set forth in this Agreement, since the date of the most recent Triumph balance sheet described in Section 6.04 and included in the information referred to in Section 6.06:

(a) There has not been: (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Triumph; or (ii) any damage, destruction, or loss to Triumph materially and adversely affecting the business, operations, properties, assets, or conditions of Triumph;

(b) Triumph has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Triumph; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c) Triumph has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, except as previously disclosed in writing to AGA; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Triumph balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Triumph; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of Triumph, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Triumph.

6.08 Litigation and Proceedings.
There are no material actions, suits, or proceedings pending or, to the knowledge of Triumph, threatened by or against Triumph or adversely affecting Triumph, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Triumph does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

6.09 Material Contract Defaults.
Triumph is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Triumph, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Triumph has not taken adequate steps to prevent such a default from occurring.

6.10 No Conflict with Other Instruments.
The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement, or instrument to which Triumph is a party or to which any of its properties or operations are subject.

6.11 Governmental Authorizations.
Triumph has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state law, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Triumph of this Agreement and the consummation by Triumph of the transactions contemplated hereby.

6.12 Compliance with Laws and Regulations.
Triumph has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof having jurisdiction over Triumph, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Triumph or except to the extent that noncompliance would not result in the occurrence of any material liability for Triumph. To the best knowledge of Triumph, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

6.13 Subsidiaries.
Triumph does not own beneficially or of record equity securities in any subsidiary that has not been previously disclosed to AGA.

SECTION 7

CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIUMPH

The obligations of Triumph under this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

7.01 Accuracy of Representations.
The representations and warranties made by AGA in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and AGA shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by AGA prior to or at the Closing. Triumph shall be furnished with certificates, signed by duly authorized officers of AGA and dated the Closing Date, to the foregoing effect.

7.02 Officer's Certificates.
Triumph shall have been furnished with certificates dated the Closing Date and signed by the duly authorized Chief Executive Officer of AGA to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of AGA threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and AGA’s own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a) This Agreement has been duly approved by AGA’s board of directors and has been duly executed and delivered in the name and on behalf of AGA by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of AGA pursuant to a majority consent;

(b) There have been no adverse changes in AGA up to and including the date of the certificate;

(c)  All conditions required by this Agreement have been met, satisfied, or performed by AGA;

(d)  All authorizations, consents, approvals, registrations, reports, schedules and/or filings with any governmental body including the Securities and Exchange Commission, agency, or court have been obtained or will be obtained by AGA and all of the documents obtained by AGA are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e) There is no claim action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against AGA, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of AGA, the operation of AGA, or the merger contemplated herein, or any agreement or instrument by which AGA is bound or in any way contests the existence of AGA.

7.03 No Material Adverse Change.
Prior to the Closing Date, there shall not have occurred any adverse change in the financial condition, business, or operations of AGA, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any adverse change in the financial condition, business, or operations of AGA.

7.04 Good Standing.
Triumph shall have received a certificate of good standing from the appropriate authority, dated as of a date reasonably proximate to the Closing Date, certifying that AGA is in good standing as a corporation in the State of Nevada.

7.05 Other Items.
Triumph shall have received from AGA such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as Triumph may request.

7.06 Completion of Due Diligence Investigation.
Triumph shall have completed its due diligence investigation of AGA and its subsidiaries, and such investigation shall be satisfactory to Triumph in all respects.

SECTION 8

CONDITIONS PRECEDENT TO OBLIGATIONS OF AGA

The obligations of AGA under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

8.01 Accuracy of Representations.
The representations and warranties made by Triumph and the Triumph Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Triumph shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Triumph prior to or at the Closing. AGA shall be furnished with a certificate, signed by a duly authorized officer of Triumph and dated the Closing Date, to the foregoing effect.

8.02 Officer's Certificates.
AGA shall have been furnished with certificates dated the Closing Date and signed by the duly authorized Chief Operating Officer of Triumph to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Triumph, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies and Triumph’s own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a) This agreement has been duly approved by Triumph’s board of directors and stockholders and has been duly executed and delivered in the name and on behalf of Triumph by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Triumph pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

(b) Except as provided or permitted herein, there have been no material adverse changes in Triumph up to and including the date of the certificate;

(c)  All material conditions required by this Agreement have been met, satisfied, or performed by Triumph;

(d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Triumph have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Triumph, wherein an unfavorable decision, ruling, or finding would have a material adverse affect on the financial condition of Triumph, the operation of Triumph, or the merger contemplated herein, or any material agreement or instrument by which Triumph is bound or would in any way contest the existence of Triumph.

8.03 No Material Adverse Change.
Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Triumph, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Triumph.

8.04 Completion of Due Diligence Investigation.
AGA shall have completed its due diligence investigation of Triumph and its subsidiaries, and such investigation shall be satisfactory to AGA in all material respects.

8.05 Good Standing.
AGA shall have received a certificate of good standing (or its local equivalent) from the appropriate authority, dated as of a date reasonably proximate to the Closing Date, certifying that Triumph is in good standing as a British Virgin Islands company.

8.06 Funding of the Joint Venture
Triumph shall have funded the registered capital of the Joint Venture in an amount equal to US$600,000. In the alternative, AGA may decide to waive this condition precedent and close, and elect not to deliver the share certificates for the 3,209,000 new investment shares as set forth in section 3 hereof.

8.07 Other Items.
AGA shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as AGA may reasonably request.

Section 9

TANGDE’S REPRESENTATIONS AND WARRANTIES

9.01 Tangde represents and warrants that it is a validly existing company organized under the law of the People’s Republic of China.

9.02 Tangde represents and warrants that it has legally operated its business in the past in the Peoples’ Republic of China in compliance with all laws, rules, regulations and policies.

9.03 Tangde represents and warrants that there are no legal issues under Chinese law that will negatively affect Tangde and/or the Joint Venture that is to be formed pursuant to the
Joint Venture agreement, and the Joint Venture complies with all laws, rules, regulations and policies.

9.04 Tangde represents and warrants that the Joint Venture agreement may be assigned as a matter of law and is legally assignable under the laws of the British Virgin Islands and the
Peoples’ Republic of China, and further represents and warrants that upon assignment by Triumph to AGA, the Joint Venture agreement will be a legally enforceable obligation of each of AGA and Tangde, in the event of such assignment.

Section 10

SPECIAL COVENANTS

10.01 Operation only in the Ordinary Course of Business.
AGA and Triumph each agreement that between the signing of this Agreement and the closing, each will operate their respective businesses only in the ordinary course of business.

10.02 Access to Properties and Records.
Until the Closing Date, Triumph and AGA will afford to the other party's officers and authorized representatives and attorneys full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Triumph or AGA and will furnish the other party with such additional financial and other information as to the business and properties of Triumph or AGA as each party shall from time to time reasonably request.

Section 11

ISSUANCE OF STOCK

1. AGA and Triumph understand and agree that the consummation of this Agreement, including the issuance of stock to the Triumph Stockholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. AGA and Triumph agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon exemptions from the registration requirements for such transactions, the signing of this Agreement and the delivery of appropriate representations shall constitute the Parties acceptance of, and concurrence in, the following representations and warranties:
    (i) The Triumph Stockholders have received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated;
    (ii) The Triumph Stockholders have such knowledge and experience in business and financial matters that they are capable of evaluating AGA’s business;
    (iii) The Triumph Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the Triumph Stockholders have been provided the opportunity for direct communication regarding the transactions contemplated hereby;
    (iv) All information which the Triumph Stockholders have provided to AGA or its representatives concerning their suitability and intent to hold the common stock in AGA following the transactions contemplated hereby is complete, accurate, and correct;
    (v) The Triumph Stockholders understand that the common stock has not been registered under the Securities Act, but is being acquired by reason of specific exemptions under the Securities Act as well as under certain state statutes for transactions not involving any public offering; and
    (vi) The Triumph Stockholders acknowledge that the shares of the common stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The certificates representing the shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

   (b) In connection with the transaction contemplated by this Agreement, AGA shall file, with its counsel, such notices, applications, reports, or other instruments as may be deemed necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Triumph Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such Parties to be appropriate.

  (c) In order to more fully document reliance on the exemptions as provided herein, the Triumph Stockholders shall execute and deliver to AGA, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as AGA and its counsel may request in connection with the transactions contemplated herein, including but not limited to reliance on exemptions from registration under applicable securities laws.

  (d)     (i)The Triumph Stockholders acknowledge that neither the Securities and Exchange Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the common stock and that this transaction involves certain risks;
         (ii) The Triumph Stockholders have read this Agreement and understand the risks related to the consummation of the transactions herein contemplated;
    (iii) The Triumph Stockholders and their representatives have such knowledge and experience in business and financial matters that they are capable of evaluating the merits of an investment in the common stock;
    (iv) The Triumph Stockholders and their representatives have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the Parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby;
    (v) All information which the Triumph Stockholders have provided to AGA concerning their suitability and the transactions contemplated hereby is complete, accurate, and correct;
    (vi) The Triumph Stockholders understand and acknowledge that the shares of AGA to be acquired have not been registered under the Securities Act of 1933 and are being offered and sold in reliance upon exemptions from registration.
    (vii) In the event that there are more offerees who will receive AGA Stock in the merger than 35 offerees who will rely on an exemption from registration under Section 4(2) of the Securities Act, such additional offerees intend to rely on an exemption from registration under Section 4(6) under the Securities Act. Accordingly, such additional offerees represent and warrant that they are “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

SECTION 12

INDEMNIFICATION

12.01 Indemnification by Triumph and the Triumph Stockholders.
(a) Triumph will indemnify and hold harmless AGA and its directors and officers, and each person, if any, who controls AGA within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

(b) The Triumph Stockholders will indemnify and hold harmless AGA, AGA’s directors and officers, and each person, if any, who controls AGA within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

12.02 Indemnification by AGA.
AGA will indemnify and hold harmless Triumph, the Triumph Stockholders, Triumph’s directors and officers, and each person, if any, who controls Triumph within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

12.03 Indemnification by Tangde.
Tangde will indemnify and hold harmless AGA, AGA’s directors and officers, and each person, if any, who controls AGA within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

Section 13

TANGDE’S AGREEMENT ON EXCHANGE ACT COMPLIANCE

After the completion of this Agreement, and after the formation of the Joint Venture, Tangde covenants and agrees that it will use its best efforts to cooperate with and assist AGA to comply with the rules and regulations applicable to a company registered under the Securities Exchange Act of 1934, as amended, and will use its best efforts to make timely disclosures as required by the Exchange Act and prepare and deliver year end audits of the Joint Venture for inclusion in the annual reports of AGA under the Exchange Act.

Section 14

EFFECTIVE DATE

The effective date of this Agreement is June [ ], 2006.

Section 15

FORM OF SIGNATORIES

All signatories of this Agreement warrant that they have the authority to represent and sign this Agreement. This Agreement is effective upon execution.

The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any amendment or modification of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

Section 16

FUTURE DOCUMENTS AND FURTHER ASSURANCES

AGA, Triumph, Tangde and the Triumph Stockholders agree to sign and execute all documents which may be necessary in the future to consummate the transactions contemplated by this Agreement, and give and make further assurances to each other that they will do all things necessary and use their best efforts to consummate the transactions contemplated by this Agreement.

 Section 17

 GENERAL

(1) This Agreement shall be governed by and construed and enforced in accordance with the laws of British Columbia, Canada.

    (2) This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, ar-rangements and understandings relating thereto.

(3) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforce-able by, the parties hereto.

(4) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agree-ment, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

  (5) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

  (6) This Agreement and any amendment or modification of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Party A
AGA RESOURCES, INC.
By:	/s/ JianPing Zhang	Date: June 14, 2006
JianPing Zhang
President

Party B:
TRIUMPH RESEARCH LIMITED
By:	/s/ JianDe Lu	Date: June 14, 2006
JianDe Lu
President

Party C:
BEIJING TANGDE INTERNATIONAL FILM AND CULTURE CO. LTD.
By:	/s/ Hongliang Wu	Date: June 14, 2006
Hongliang Wu
General Manager

PARTIES D:
TRIUMPH STOCKHOLDERS:

JIANDE LU
	/s/ JianDe Lu	Date: June 14, 2006
(In His Individual Capacity)

CHUANFU PENG
	/s/ ChuanFu Peng	Date: June 14, 2006
(In His Individual Capacity)

HAO BAN
	/s/ Hao Ban	Date: June 14, 2006
(In His Individual Capacity)

TAO NIU
	/s/ Tao Niu	Date: June 14, 2006
(In His Individual Capacity)

 EXHIBIT A

Joint Venture Agreement

Party A: Triumph Research Limited,
A B.V. I. (British Virgin Island) company with the registered office at Room B, 19th Floor, Tung Hip Commercial Building, 244-252 Des Voeux Road, Central, Hong Kong.

Party B: Beijing Tangde International Film Culture Co. Ltd
A Chinese company with the registered office at No.60, An Li Road, Chaoyang District, Beijing, Peoples’ Republic of China.

Whereas:

Party A and Party B reached an agreement for mutual benefit and joint development, both parties agree as follows:

1. Set up a Joint Venture

1.1 A Joint Venture (JV) will be formed in Beijing China;

1.2 Registered Capital of the JV will be 10 million RMB, of which, 5.1 million RMB of registered capital will be invested from Party A, and the rest will be invested from Party B;

1.3 Party A will own 51% of the JV, and Party B will own 49%;

1.4 Registration Time: JV will be registered within 10 days after signing this contract. Both parties have one person to carry out this plan and will use their best efforts to finish the registration in 30 days.

2. The operating principles of the JV

2.1 The JV will mainly invest in Film and TV related program, Equipment Leasing, Agency Activities, Advertisement and other related businesses in the media and entertainment industry.

2.2 The board of the JV is composed of 5 members. Party A has right to appoint the chairman of the board and 2 other board members; Party B has right to appoint the vice chairman of the board and 1 board member;

2.3 The General Manager would submit a financial plan about investment and operation of the JV to the board for approval. The General Manager is responsible for the general operations of the JV on a day to day basis. Party B has the right to appoint the General Manager and is responsible for the overall operation of the JV for the first 2 years. The board will make the decision on the investment and plan of operations. The General Manager will carry out the plan;

2.4 All intellectual property right generated or possessed from the operation of the JV belongs to the JV;

2.5 Without the prior written consent of other stockholders, the stockholder of the JV are prohibited from transferring their shares;

3. Rights and Obligations

3.1 Rights and Obligations of Party A

3.1.1 Party A will invest 5.1 million RMB as registered capital of the JV. Party A will own 51% of the JV;

3.1.2 The board of the JV will have 5 members. Party A has the right to appoint the Chairman of the Board and 2 other directors;

3.1.3. Party A has the right to appoint the CFO (Chief Financial Officer) of the JV;

3.1.4. Party A will raise 40 million RMB for the development of the JV according to its business plan within 6 months using its best effort. If Party A can not raise these funds in 6 months, Party A will pay Party B RMB 100,000 as compensation.

3.1.5. If the JV meets the internal profit projections within a 2 year period of time, Party A has the option to acquire the 49% ownership of the JV from Party B, if such acquisition is permissible under the applicable foreign investment laws. If Party A has completed the acquisition, Party B hereby represents and warranties that the then current management team will remain in the JV for no less than 2 more years. Furthermore, Party B will not do business in a similar field as the JV for no less than 5 years from the date of acquisition;

3.1.6. If Party B breaches the term in 3.1.5. of this Agreement, Party A has the right to request Party B for a compensation no less than the total investment amount received by the JV;

3.1.7. Party A requests the JV and Party B to cooperate with the auditing of the JV. The auditing will be based on GAAP (General Accepted Accounting Principals) and/or any other standard that is decided by Party A;

3.2. Rights and Obligations of Party B

3.2.1 Party B will invest 4.9 million RMB as registered capital of the JV. Party B will own 49% of the JV;

3.2.2 The board of the JV will have 5 members. Party B has the right to appoint the Vice Chairman of the Board and 1 other director;

3.2.3. Party B is responsible for the operation of the JV. Party B has the right to appoint the General Manager of the JV. Party B would be in charge of the day to day operations of the JV.

3.2.4. Party B will ensure that the JV will carry out business according to the related rules and regulations in China. If the JV violates any Chinese laws, rules, regulations and policies, Party B will bear all the losses caused to the JV by virtue of said violation;

3.2.5. By the end of the second year of operation, if the JV fails to reach the profit projection, but has no loss, Party B has the right to appoint the General Manager for one more year. If the JV suffers a loss by the end of the second year of operations, Party A has the right to appoint General Manager;

3.2.6. If the JV fails to meet the financial projection in 2 years, Party B will pay Party A RMB 100,000 as compensation.

4. Breach or Default

4.1 Party A will be, and is, in default of this Agreement if for any reason:

(1)	Party A breaches or fails to comply with this Agreement;

(2)	Party A undertakes any action inconsistent with this Agreement;

4.2 Party B will be, and is, in default of this Agreement if for any reason:

 (1) Party B breaches or fails to comply with this Agreement;

(2)	Party B undertakes any action inconsistent with this Agreement;

5. Other matters

5.1 The two parties should negotiate in good faith to settle problems not covered in this Agreement;

5.2 The two parties should negotiate in good faith to settle problems caused by force majeure.

6. Term of Agreement

This Agreement has a term of Twenty (20) years from the signing of this Agreement.

7. General

    (1) All disputes arouse from this Agreement should be settled through friendly negotiation rather than litigation.
If the problems could not be settled through negotiation, it should be submitted to China International Economic and Trade Arbitration Commission. And the arbitration decision shall be final and binding on both parties. The expenses for arbitration shall be borne by losing party unless otherwise stated by Arbitration Commission.

    (2) This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, ar-        rangements and understandings relating thereto.

(3) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforce-able by, the parties hereto.

(4) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agree-ment, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

    (5) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(6) This Agreement and any amendment or modification of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

8. Form of Signature

The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any amendment or modification of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth below.

Party A:		Party B:
Triumph Research Limited		Beijing Tangde International Film Culture Co. Ltd.
By:	s/s JianDe Lu	By:	/s/ HongLiang Wu
	JianDe Lu		HongLiang Wu
	President		General Manager

Dated: April 18, 2006